Exhibit 21

LIST OF SUBSIDIARIES

Symyx Tools, Inc. (formerly Symyx Discovery Tools, Inc.), incorporated in California and doing business under such name.

Symyx Software, Inc. (formerly Symyx Renaissance Software, Inc.), incorporated in Oregon and doing business under such name.

MDL Information Systems, Inc. (merged into Symyx Software, Inc. effective January 1, 2008), incorporated in Delaware and doing business under such name.

Symyx Technologies International, Inc., incorporated in Delaware and doing business under such name.

Symyx Technologies (France) SARL, incorporated in France and doing business under such name.

Symyx Technologies (Germany) GmbH, incorporated in Germany and doing business under such name.

Symyx Technologies (UK) Ltd, incorporated in United Kingdom and doing business under such name.

Symyx Technologies Japan K.K., incorporated in Japan and doing business under such name.

Symyx Technologies Europe SA (Formerly Autodose SA), incorporated in Switzerland and doing business under such name.

MDL Information Systems AG, incorporated in Switzerland and doing business under such name.

MDL Information Systems Japan K.K., incorporated in Japan and doing business under such name.

MDL Information Systems (Sweden) AB, incorporated in Sweden and doing business under such name.